EXHIBIT 23.2


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of Matrixx Initiatives, Inc., formerly Gum Tech International, Inc., of our report dated February 8, 2002, which appears on page F-2 of Matrixx Initiatives, Inc's Annual Report on Form 10-K for the year ended December 31, 2001 and the reference to our firm under the caption "Experts" in the Prospectus contained in said Registration Statement.


                                        /s/ Angell & Deering
                                        Certified Public Accountants

Denver, Colorado
August 28, 2002